Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(111,999,244)
Unrealized Gain (Loss) on Market Value of Futures	9,860,740
Dividend Income	7,407
Interest Income	12,336
ETF Transaction Fees	20,000
Total Income (Loss)	$(102,098,761)

Expenses
General Partner Management Fees	$342,898
Brokerage Commissions	163,166
Professional Fees	136,841
SEC & FINRA Registration Expense	25,214
NYMEX License Fee	8,572
Prepaid Insurance Expense	7,798
Non-interested Directors' Fees and Expenses	7,797
Total Expenses	$692,286
Net Income (Loss)	$(102,791,047)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/14	$707,192,600
Additions (8,800,000 Shares)	192,214,457
Withdrawals (7,500,000 Shares)	(160,988,712)
Net Income (Loss)	(102,791,047)

Net Asset Value End of Month	$635,627,298
Net Asset Value Per Share (30,066,476 Shares)	$21.14

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612